UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIGHTBRIDGE CORPORATION
(Name of Registrant as Specified in Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a press release issued by Lightbridge Corporation (the “Company”) on October 21, 2022, urging shareholders to vote their shares ahead of the 2022 Annual Meeting.

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FOR IMMEDIATE RELEASE

Lightbridge Corporation Reminds Stockholders to Vote at the Upcoming Annual Meeting

RESTON, Va., October 21, 2022 (GLOBE NEWSWIRE) – Lightbridge Corporation (Nasdaq: LTBR), an advanced nuclear fuel technology company, reminds stockholders to vote their proxies in advance of the annual meeting, which will be held on Thursday, October 27, 2022, at 11:00 a.m. ET. The Lightbridge Board of Directors unanimously recommends that shareholders vote in favor of all proposals.

Your Vote is Important – Please Vote Today

No Matter How Many or How Few Shares You Own

Seth Grae, President and CEO of Lightbridge, commented, “I appreciate the support from Lightbridge’s shareholders for participating in the proxy vote for our upcoming Annual Meeting of Stockholders. Today, all the proposals submitted for shareholder approval are winning at a large level of support. However, due to certain brokers eliminating the practice of issuing discretionary voting at shareholders' meetings, we are still a bit short of the stockholder vote participation threshold to achieve a majority vote of all issued and outstanding stock on the proposed amendment to the Company's Articles of Incorporation, which has unanimous support from the three leading, independent proxy advisory firms - Institutional Shareholder Services (ISS), Glass Lewis and Co, LLC, and Egan-Jones & Co. I urge all our shareholders to vote their proxy, no matter how many shares you own.”

For assistance with voting your shares, please contact Advantage Proxy, Inc. toll-free at 1-877-870-8565 or by e-mail at ksmith@advantageproxy.com.

The proxy materials for the Annual Meeting can be found online at https://materials.proxyvote.com/default.aspx?ticker=53224K.

Important Information

This communication may be deemed to be solicitation material in connection with the proposals to be considered at the Annual Meeting. In connection with the proposals, the Company filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on August 31, 2022. Shareholders are urged to read the definitive proxy statement and all other relevant documents filed with the SEC because they contain important information about the proposals. An electronic copy of the definitive proxy statement is available on the Company’s website at www.ltbridge.com/investors and on the Company’s EDGAR profile at www.sec.gov.

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is an advanced nuclear fuel technology development company positioned to enable carbon-free energy applications that will be essential in preventing climate change. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for small modular reactors, as well as existing large light-water reactors, which significantly enhances safety, economics, and proliferation resistance. To date, Lightbridge has been awarded twice by the U.S. Department of Energy’s Gateway for Accelerated Innovation in Nuclear program to support development of Lightbridge Fuel™. Lightbridge’s innovative fuel technology is backed by an extensive worldwide patent portfolio. Lightbridge is included in the Russell Microcap® Index. For more information, please visit: www.ltbridge.com.

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Lightbridge is on Twitter. Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

For an introductory video on Lightbridge, please visit www.ltbridge.com or click here to watch the video.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (646) 828-8710

ir@ltbridge.com

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